UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Consistent with the Company’s divestiture plan reported in February 2008, which the Company implemented as a consequence of a number of factors, including its inability to service its substantial outstanding secured indebtedness to its equipment lenders and its operating expenses and to satisfy its equipment service contracts, premise lease obligations and other financial commitments, the Company terminated all of its PET and PET/CT imaging center operations.

In connection therewith, as previously reported, the Company has terminated a number of its premise lease agreements with various landlords for the imaging facilities leased by it for the operation of such centers and is seeking to terminate the remaining leases in an effort to avoid bankruptcy. The Company does not have the financial resources necessary to meet its financial obligations under any of such remaining lease agreements.

To that end, the Company entered into a Termination Agreement with the landlord of the premises located at 49 West 49th Street, Hialeah, Florida (the “Termination Agreement”), dated as of July 25, 2008, pursuant to which all of the Company’s obligations thereunder were terminated as of July 1, 2008.

On July 25, 2008, the Company notified the landlord of the premises located at 119 Cherry Hill Road, Parsippany, New Jersey that due to extensive flooding and water damage to the premises on April 20, 2008 caused by the rupture of a water main, which materially damaged the premises and contents, and the landlord’s failure to repair such damage in a timely fashion, the lease was terminated by the Company effective July 25, 2008 in accordance with the provisions of such premise lease.

In addition, the lease for the premises located at 500 South Main, Wichita, Kansas expired and was not renewed.

The Company contemplates entering into similar agreements with its remaining landlords for other facilities leased by it for its PET imaging operations as a consequence of its financial inability to meet its obligations under such leases.

As of the date of this Report, the Company and its subsidiaries, have secured creditors, (i.e. principally equipment lenders) that are owed approximately $4,300,000 and unsecured creditors that are owed approximately $3,131,000, none of which the Company has the financial resources to satisfy.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.01	Termination Agreement by and Between The Sagemark Companies Ltd. and Memphis Ltd. dated as of July 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By:	/s/ George W. Mahoney
George W, Mahoney, President and
Chief Executive Officer

Date: July 31, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).